BUILDING MATERIALS HOLDING CORPORATION

                              AMENDED AND RESTATED
                 SEVERANCE PLAN FOR CERTAIN EXECUTIVE OFFICERS,
                   SENIOR MANAGEMENT AND KEY EMPLOYEES OF THE
                          COMPANY AND ITS SUBSIDIARIES

         This Severance Plan (the "Plan") was adopted by the Board of Directors of BMC West Corporation, a Delaware corporation, on July 20, 1993 and was assumed by Building Materials Holding Corporation, a Delaware corporation (together with its predecessor, the "Company") as of September 23, 1997, for the benefit of certain executive officers, senior management and key employees of the Company and its Subsidiaries. The Plan, as amended and restated, was confirmed by the Board of Directors on February 17, 2000.

         1.       PURPOSE

         The Company, on behalf of itself and its stockholders, desires to continue to attract and retain well-qualified executive and key personnel who are an integral part of the management of the Company, such as the Designated Employees, and to assure itself of continuity of management. The principal purposes of the Plan are to (i) provide an incentive to the Designated Employees to remain in the employ of the Company, notwithstanding any uncertainty and job insecurity which may be created by an actual or prospective Change in Control,
(ii) encourage the Designated Employees' full attention and dedication to the Company currently and in the event of any actual or prospective Change in Control, and (iii) provide an incentive for the Designated Employees to be objective concerning any potential Change in Control and to fully support any Change in Control transaction approved by the Board of Directors.

         2.       DEFINITIONS

         Terms not otherwise defined in the Plan shall have the meanings set forth in this Section 2.

                  (a) CASH COMPENSATION. "Cash Compensation" shall mean the sum of (i) the higher of the Designated Employee's annual base salary (x) at the time the Notice of Termination provided for in Section 4(c) of the Plan is given or (y) immediately prior to a Change in Control, and (ii) an amount equal to the highest cash bonus paid to the Designated Employee under the Company's bonus program for any of such prior three years, and (iii) the highest amount contributed as a Company matching or profit-sharing contribution on behalf of the Designated Employee under the Company's 401(k) plan (or any successor plan) for any of the three fiscal years immediately preceding the year in which the Date of Termination occurs, and (iv) the highest amount allocated or accrued (whether or not funded) as a Company contribution on behalf of the Designated Employee under the Company's supplemental executive retirement plan (or any successor plan) for any of the three fiscal years immediately preceding the year in which the Date of Termination occurs.

                  (b) CAUSE. For purposes of the Plan and any agreements entered into pursuant to the Plan only, "Cause" shall mean: (i) the commission of a felony (other than driving while intoxicated or while under the influence of

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alcohol or drugs), (ii) a willful dereliction of duty or intentional and malicious conduct contrary to the best interests of the Company or its business if such dereliction of duty or misconduct is not corrected within thirty (30) days after written notice thereof from the Company, or (iii) a refusal to perform reasonable services customarily performed by a Designated Employee (other than by reason of a Disability) if such refusal is not corrected within thirty (30) days after written notice thereof from the Company; provided, however, that the Designated Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Designated Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Designated Employee and an opportunity for the Designated Employee, together with the Designated Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Designated Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail. Notwithstanding the foregoing, the Designated Emp1oyee shall have the right to contest his termination for Cause (for purposes of this Agreement) by arbitration in accordance with the provisions of the Plan.

                  (c) CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are to be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company, or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any group), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty (50%) percent or more of the Company's outstanding Common Stock, or (iv) if for any reason a majority of the Board is not comprised of "Continuing Directors," where a "Continuing Director" of the Corporation as of any date means a member of the Board who (x) was a member of the Board two years prior to such date and at all times through such date or (y) was nominated for election or elected to the Board with the affirmative vote of at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director. Notwithstanding the above, a Change in Control shall not be deemed to have occurred in connection with a transaction resulting in a merger, consolidation, sale of assets or sale of securities if such transaction has been initiated (in contrast to an action in response to or resulting from receipt of an offer or its equivalent from a third party) at the direction of the Board of Directors of the Company acting with the approval of a majority of the Independent Directors.

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                  (d) DESIGNATED EMPLOYEES. "Designated Employees'" shall refer to those employees of the Company and its Subsidiaries who are designated on Schedule A attached hereto and incorporated herein by reference ("Schedule A"), and such other employees of the Company and its Subsidiaries as the Board of Directors of the Company shall designate from time to time. The Designated Employees may be divided into certain categories for purposes of the Plan as set forth on Schedule A.

                  (e) GOOD REASON. A Designated Employee's termination of employment with the Company shall be deemed for "Good Reason" if any of the following events occur without the Designated Employee's express written consent (provided, however, that Subparagraph (iv) below shall not be applicable to any Designated Employee in Categories III and IV on Schedule A) and the Designated Employee provides his Notice of Termination upon or within six months after such event occurring:

                  (i) The assignment to the Designated Employee by the Company of duties inconsistent with, or a substantial alteration in the nature or status of, the Designated Employee's responsibilities immediately prior to a Change in Control of the Company other than any such alteration primarily attributable to the fact that the Company's securities are no longer publicly traded;

                  (ii) A reduction by the Company in the Designated Employee's Cash Compensation as in effect on the date of a Change in Control of the Company or as in effect thereafter if such Cash Compensation has been increased;

                  (iii) Any failure by the Company to continue in effect without substantial change any compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby the Designated Employee may acquire securities of the Company or its publicly traded parent, in which the Designated Employee is participating at the time of a Change in Control of the Company (or any other plans providing the Designated Employee with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect, either as to the past or prospectively, the Designated Employee's participation in or materially reduce or deprive the Designated Employee of the Designated Employee's benefits that were provided under any such Benefit Plan at the time of a Change in Control of the Company; unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of the Designated Employee with respect to the Benefit Plan in question; provided that for purposes of the foregoing, "Benefit Plans" shall include, but not be limited to, the Company's stock option plans, 401(k) plan, annual bonus plan, long-term incentive plan, or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, supplemental pension plan, insured medical reimbursement plan, automobile benefits, executive financial planning, group life insurance plan, personal catastrophe liability insurance, medical, dental, accident and disability plans;

                  (iv) Relocation to any place more than 25 miles from the office regularly occupied by the Designated Employee prior to the time of a Change in Control, except for required travel by the Designated Employee on the Company's business to an extent substantially consistent with the Designated Employee's business travel obligations at the time of a Change in Control of the Company;

                  (v) Any material breach by the Company of any provision of the Plan or of any agreement entered into pursuant to the Plan; or

                  (vi) The failure by the Company or by any successor or assign of the Company (whether by operation of law or otherwise, including any surviving company in a merger or similar transaction involving the Company), within ten business days following a Change in Control to deliver to the Designated Employee an agreement expressly reaffirming its obligations under or agreeing to assume and comply with the obligations of the Company under this Plan and any agreement entered into with the Designated Employee pursuant to the Plan.

                  (f) INDEPENDENT DIRECTOR. "Independent Director" shall have the meaning ascribed to such term in the Company's Rights Plan as initially adopted by the Board of Directors.

         3.       BENEFICIARIES

         Each of the Designated Employees shall be a beneficiary of the Plan and entitled to receive the Benefits set forth herein. The Company and each of the Designated Employees will execute an agreement reiterating or incorporating the obligations and benefits which arise from the Plan.

         4.       TERMINATION FOLLOWING CHANGE IN CONTROL

                  (a) TERMINATION OF EMPLOYMENT. If a Change in Control of the Company shall have occurred while the Designated Employee is still an employee of the Company, the Designated Employee shall be entitled to the compensation provided in Section 5 upon the subsequent termination, within three years of such Change in Control, of the Designated Employee's employment with the Company unless such termination is as a result of (i) the Designated Employee's death;
(ii) the Designated Employee's Disability (as defined in Section 4(b) below);
(iii) the Designated Employee's retirement in accordance with the Company's retirement policies; (iv) the Designated Employee's termination by the Company for Cause; or (v) the Designated Employee's decision to terminate his employment with the Company other than for Good Reason.

                  (b) DISABILITY. If, as a result of the Designated Employee's incapacity due to physical or mental illness, the Designated Employee shall have been absent from his duties with the Company on a full-time basis for six months

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and the Company thereafter gives the Designated Employee thirty (30) day's written notice of its intention to terminate his employment, upon the expiration of such thirty (30) day period the Company may terminate the Designated Employee's employment for "Disability" if the Designated Employee shall not have returned to the full-time performance of the Designated Employee's duties.

                  (c) NOTICE OF TERMINATION. Any purported termination of the Designated Employee's employment by the Company or the Designated Employee hereunder shall be communicated by a Notice of Termination given to the other party in accordance with the terms of the agreement entered into pursuant to the Plan. For purposes of the Plan and any agreement entered into pursuant hereto, a "Notice of Termination" shall mean a written notice which shall indicate whether or not the termination is as a result of any of the situations enumerated in
Section 4(a) above and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for asserting that the termination of the Designated Employee's employment is or is not under the provision so indicated.

                  (d) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Designated Employee is terminated by the Company for Disability, thirty
(30) days after the Notice of Termination is given to the Designated Employee (provided that the Designated Employee shall not have returned to the performance of the Designated Employee's duties on a full-time basis during such thirty (30) day period) or (ii) if the Designated Employee's employment is terminated by the Company for any other reason or by the Designated Employee, the date on which a Notice of Termination is given.

         5.       SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If the Designated Employee's employment with the Company shall be terminated other than as a result of one of the circumstances enumerated in
Section 4(a)(i) through (v) of the Plan, then the Company shall:

                  (i) Pay to the Designated Employee as severance pay in a lump sum, in cash, on or before the fifth day following the Date of Termination, an amount equal to the multiple specified on Schedule A times the Designated Employee's Cash Compensation;

                  (ii) Arrange to provide the Designated Employee, for the period (or such shorter period as the Designated Employee may elect) specified on Schedule A, with disability, accident, health and life insurance substantially similar to those insurance benefits which the Designated Employee is receiving immediately prior to either (A) the Change in Control or (B) the Notice of Termination, as elected by the Designated Employee. Benefits otherwise receivable by the Designated Employee pursuant to this Section 5(ii) shall be reduced to the extent comparable benefits are actually received by the Designated Employee during such specified period following his termination (or such shorter period elected by the Designated Employee), and any such benefits actually received by the Designated Employee shall be reported by him to the Company;

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                  (iii) Pay to the Designated Employee a single lump sum payment equal to the excess of (x) over (y), where (x) is equal to the lump sum present value of the pension benefit that the Designated Employee would receive under any pension plan which is or has been maintained by the Company and in which the Designated Employee is or was a participant (the "Pension Plan"), at his earliest benefit commencement date under the Pension Plan computed by increasing his actual number of years of credited service performed as of the date of his termination of employment, or, if earlier, the termination of the Pension Plan, by the number of years specified on Schedule A, and (y) is equal to the lump sum present value of the pension benefit actually payable to the Designated Employee on his earliest benefit commencement date under the Pension Plan based on the actual number of years of credited service performed as of the Designated Employee's Date of Termination, or, if earlier, the termination of the Pension Plan. The foregoing lump sum present value amounts shall be computed using the actuarial factors under the Pension Plan in effect on the Designated Employee's Date of Termination or, if earlier, the termination of the Pension Plan; and

                  (iv) Pay to the Designated Employee any gross-up amounts as calculated under Section 6 of the Plan.

         Notwithstanding the foregoing, in the event that the multiples set forth on Schedule A for any Designated Employee are greater than the number of full years remaining until such Designated Employee's mandatory retirement date under the Company's retirement policies, the multiples shall be automatically reduced to the number of years and/or partial years (measured by months) remaining until said Designated Employee's mandatory retirement.

         6.       GROSS-UP IN BENEFITS FOR "PARACHUTE PAYMENT"

         In the event that, as a result of payments in the nature of compensation to or for the benefit of a Designated Employee under this Agreement or otherwise in connection with a Change in Control, any state, local or federal taxing authority imposes any taxes on the Designated Employee that would not be imposed but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Internal Revenue Code and any successor or comparable provision, then, in addition to the benefits provided for under Sections 5(i) through (iii) or otherwise, the Company (including any successor to the Company) shall pay to the Designated Employee at the time any such amounts are paid an amount equal to the amount of any such tax imposed or to be imposed on the Designated Employee (the amount of any such payment, the "Parachute Tax Reimbursement"). In addition, the Company (including any successor to the Company) shall "gross up" such Parachute Tax Reimbursement by paying to the Designated Employee at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are or will be payable by the Designated Employee as a result of the Parachute Tax Reimbursement being paid or payable to the Designated Employee and/or as a result of the additional amounts paid or payable to the Designated Employee pursuant to this sentence, such that after payment of such additional taxes the Designated Employee shall have been paid on an after-tax basis an amount equal to the Parachute Tax Reimbursement.

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         7.       ARBITRATION

         Any and all disputes or controversies arising out of or relating to the Plan, including, without limitation, any claim of fraud, any agreement entered into between the parties pursuant to the Plan or the general validity or enforceability of either, shall be governed by the laws of the State of Delaware, without giving effect to its conflict of laws provisions, and shall be submitted to binding arbitration before one arbitrator of the American Arbitration Association selected by the employee among a panel of five proposed by the Company, such arbitration to be conducted in the city where the Designated Employee's principal office was maintained prior to his termination of employment, applying the laws of the State of Delaware. All fees and expenses of any arbitration, including the Designated Employee's reasonable legal fees and costs, are to be advanced by the Company. The award of the arbitrator, which shall include a determination based on relative success on the merits as to whom shall bear the Designated Employee's legal fees and costs, is to be final and enforceable. All costs of enforcement are to be borne by the Company.

         8.       MITIGATION OF DAMAGES; EFFECT OF PLAN

                  (a) The Designated Employee shall not be required to mitigate damages or the amount of any payment provided for under the Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Plan be reduced by any compensation earned by the Designated Employee as a result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise, except to the extent provided in Section 5(ii) above.

                  (b) The provisions of the Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Designated Employee's then existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, employment agreement or other contract, plan or arrangement.

         9        TERM; AMENDMENTS; NO EFFECT ON EMPLOYMENT PRIOR TO CHANGE IN
                  CONTROL

                  (a) The Plan shall have successive two-year terms which shall be automatically renewed unless prior to a Change in Control and prior to the applicable automatic renewal date action is taken by the Board of Directors of the Company to terminate the Plan effective as of a renewal date. The Plan may also be amended from time to time by the Board of Directors of the Company; provided, however, that such amendments may only be adopted prior to a Change in Control and shall only be effective on and after the applicable renewal date, in both cases unless agreed to and approved by the Designated Employee. Notwithstanding the foregoing, the Plan shall terminate three years from the date of a Change in Control and shall terminate as to any Designated Employee participating in the Plan upon the termination of the Designated Employee's employment with the Company based on death, Disability (as defined in Section 3(b)), mandatory retirement or Cause (as defined in Section 1(b)) or by the

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Designated Employee other than for Good Reason (as defined in Section 1(e)).
Termination or amendment of the Plan shall not affect any obligation of the Company under the Plan which has accrued and is unpaid as of the effective date of the termination or amendment. Unless and until a Change in Control shall have occurred, a Designated Employee shall not have any vested rights under the Plan or any agreement entered into pursuant to the Plan.

                  (b) Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon the Designated Employee any right to continue in the employ of the Company prior to a Change in Control of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Designated Employee at any time prior to the date of a Change in Control of the Company for any reason whatsoever, with or without cause.